EXHIBIT 10.11

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of March 31, 2020 (the “Effective Date”), by and between GREEN HYGIENICS HOLDINGS INC., a Nevada corporation (“Borrower”), and TRITON FUNDS LP, a Delaware limited partnership (“Holder”).

Recitals

A. Borrower and Holder are parties to a Securities Purchase Agreement dated as of December 19, 2019 (the “SPA”) and a Registration Rights Agreement dated as of December 19, 2019 (the “RRA”).

B. Pursuant to the SPA, Borrower issued a convertible promissory note (the “Note”) in the principal amount of $750,000 (the “Note”) to Holder with an issue date of December 19, 2019.

C. As of January 8, 2020, Borrower and Holder entered into an Amending Agreement, pursuant to which the issue date was amended to be December 31, 2019 and the Maturity Date (as defined in the Note) was amended to be June 30, 2020.

D. Borrower and Holder have agreed to modify the Note in accordance with the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Holder hereby agree as follows:

1. Principal Payment; Affirmation of Unpaid Principal Balance.

1.1 Affirmation of Unpaid Principal Balance. Borrower affirms that the unpaid principal balance of the Note as of the date hereof is Seven Hundred Fifty Thousand Dollars ($750,000.00).

1.2 Curtailment Payment. Within ten (10) business days of the execution of this Agreement, Borrower shall pay to Holder, in immediately available funds, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Payment”). The parties agree that the Payment shall be applied to outstanding interest, then to the principal balance of the Note.

2. Amendments to Note.

2.1 Maturity Date. The Maturity Date of the Note shall be August 20, 2020.

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2.2 Conversion Price. The Conversion Price of the Note shall be 75% of the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the lowest Trading Price (as defined herein) for the Common Stock during the thirty (30) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Borrower and Holder in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

2.3 Minimum Volume Weighted Average Price. Section 3.14 of the Note is hereby deleted in its entirety.

3. No Novation. Borrower acknowledges and agrees that this Agreement does not discharge or cancel remaining existing indebtedness evidenced by any Note, and it is not a new debt of Borrower.

4. Other Provisions in Full Force. Except as specifically provided herein, the Loan Agreement, the Note, the Deed of Trust, and the other loan documents shall remain in full force and effect in accordance with their original terms and conditions, including, without limitation, those provisions providing for the acceleration of the indebtedness evidenced by the Note.

5. Notices. Any notice required, permitted or contemplated hereunder shall be in accordance with the applicable “Notices” provision in the SPA.

6. Miscellaneous. This Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral, in respect of this Agreement. This Agreement may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement. If any term of this Agreement is found invalid by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement. At no time shall the prior or subsequent course of conduct by Borrower or Holder directly or indirectly limit, impair, or otherwise adversely affect any of the parties’ rights or remedies in connection with this Agreement or any of the documents, instruments and agreements executed in connection herewith, as Holder and Borrower agree that this Agreement and the documents, instruments, and agreements executed in connection herewith shall only be amended by written instruments executed by Holder and Borrower. This Agreement is made and entered into for the protection and benefit of Holder and Borrower and their permitted successors and assigns, and no other person, association, authority or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement.

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IN WITNESS WHEREOF, Holder and Borrower have executed this Agreement to be effective as of the Effective Date.

GREEN HYGIENICS HOLDINGS INC.

By: ________________________________

Ron Loudoun, President and CEO

Accepted as of the Effective Date.

TRITON FUNDS LP

By: ________________________________

Ashkan Mapar, Authorized Signatory

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